EXHIBIT 11

                          BALDOR ELECTRIC COMPANY AND AFFILIATES
                         COMPUTATION OF EARNINGS PER COMMON SHARE



                                            THREE MONTHS          SIX MONTHS
                                                ENDED                ENDED
                                         ------------------   -----------------
                                          June 29   July 1     June 29   July 1
                                             1996     1995        1996     1995

(In thousands, except per share data)

Primary

     Weighted average shares outstanding   26,044   27,583      26,470   27,543

     Dilutive stock options based on the
         treasury stock method using the
         average market price                 979    1,227         954    1,197
                                         --------  -------     -------  -------
     Total                                 27,023   28,810      27,424   28,740
                                         ========  =======     =======  =======

Net Earnings                             $  8,971  $ 8,261    $ 17,298  $15,932
                                         ========  =======    ========  =======

Per Share Earnings                       $   0.33  $  0.29    $   0.63  $  0.55
                                         ========  =======    ========  =======

Fully Diluted

     Weighted average shares outstanding   26,044   27,583      26,470   27,543

     Dilutive stock options based on the
         treasury stock method using the
         year-end market price, if higher
         than average market price          1,034    1,210       1,034    1,210
                                         --------  -------    --------  -------
     Total                                 27,078   28,793      27,504   28,753
                                         ========  =======    ========  =======

Net Earnings                             $  8,971  $ 8,261    $ 17,298  $15,932
                                         ========  =======    ========  =======

Per Share Earnings                       $   0.33  $  0.29    $   0.63  $  0.55
                                         ========  =======    ========  =======
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